Exhibit 99.1

Pro Forma Condensed Consolidated Financial Statements (Unaudited)

On June 1, 2015, TravelCenters of America LLC and three of its subsidiaries, which we refer to collectively as we, our, us, or TA, entered into a Transaction Agreement with our principal landlord, Hospitality Properties Trust, and four of its subsidiaries, which we refer to collectively as HPT, as disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2015. The transactions contemplated by the Transaction Agreement include (i) the amendment and restatement of our lease with HPT for 144 properties, which we refer to as the Prior Lease, (ii) the sale of properties and other assets to, and our lease back of those properties and assets from, HPT and (iii) the purchase of properties from HPT.

On June 9, 2015, June 16, 2015, and June 23, 2015, we completed certain of the transactions contemplated by the Transaction Agreement as summarized below:

•                  On June 9, 2015, the Prior Lease was amended and restated into four new leases, which we refer to collectively as the Leases. The initial terms for the Leases end on December 31, 2026, 2028, 2029 and 2030, respectively. Each of the Leases grants us two renewal options of fifteen years each.

•                  On June 9, 2015, HPT purchased from us, for $183.4 million, 10 travel centers we owned and certain assets we owned at eight properties we leased from HPT under the Prior Lease. HPT leased back these properties to us under the Leases. Our annual rent increased by $15.8 million as a result of the sale and lease back of properties completed on June 9, 2015.

•                  On June 9, 2015, we purchased from HPT, for $45.0 million, five travel centers that we previously leased from HPT under the Prior Lease. Our annual rent decreased by $3.9 million as a result of our completion of the purchase of these properties.

•                  On June 16, 2015, HPT purchased from us, for $24.4 million, one travel center we owned and certain assets we owned at another travel center that we lease from HPT under one of the Leases and HPT leased back the travel center and assets to us under two of the Leases. Our annual rent increased by $2.1 million as a result of the sale and leaseback of the travel center and assets completed on June 16, 2015.

•                  On June 23, 2015, HPT purchased from us, for $20.1 million, one travel center we owned and certain assets we owned at another travel center that we lease from HPT under one of the Leases and HPT leased back the travel center and assets to us under two of the Leases. Our annual rent increased by $1.7 million as a result of the sale and leaseback of the travel center and assets completed on June 23, 2015.

As of June 23, 2015, after giving effect to the above referenced transactions completed through that date, we leased a total of 151 properties from HPT under the Leases.

Additional sales contemplated by the Transaction Agreement of two other properties and the assets at one other property for $51.5 million are expected to close no later than December 31, 2015. Our annual rent will increase by an additional $4.4 million (for a combined net increase of $20.2 million after giving effect to and assuming completion of all the applicable transactions contemplated by the Transaction Agreement, excluding the five properties we agreed to sell upon completion of their development) upon the completion of the sale and lease back of these remaining properties and assets.

The pro forma financial statements included herein include adjustments related to the amendments to the terms of our leases with HPT; our purchase of assets and our sale and lease back of assets on June 9, 2015, June 16, 2015, and June 23, 2015; and the additional sale and lease back of two properties and the assets at one other property for $51.5 million that are expected to occur prior to December 31, 2015, as described above. The pro forma financial statements do not reflect adjustments related to the sale and lease back of the five properties we expect to sell to HPT after we have completed the construction of travel centers at those properties, as contemplated in the Transaction Agreement.

The adjustments to the pro forma condensed consolidated balance sheet as of June 30, 2015, assume that these transactions occurred on that date. The adjustments to the pro forma condensed consolidated statements of income for the six months ended June 30, 2015, and for the year ended December 31, 2014, assume that these transactions occurred on January 1, 2014. The pro forma financial statements are primarily based on, and should be read in conjunction with, our audited consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2014, which we refer to as our Annual Report, and our unaudited condensed consolidated financial statements and accompanying notes included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which we refer to as our Quarterly Report.

The historical consolidated financial information of TA has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations. The pro forma financial statements should be read in conjunction with the accompanying notes.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THESE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS CONTAIN STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND,” “PLAN,” “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, UNDER OUR TRANSACTION AGREEMENT WITH HPT, IN ADDITION TO THE TRANSACTIONS THAT HAVE ALREADY BEEN COMPLETED PURSUANT TO THE TRANSACTION AGREEMENT, WE AGREED TO SELL TO, AND LEASE BACK FROM, HPT ADDITIONAL TRAVEL CENTERS AND CERTAIN ASSETS. THESE SEVERAL AGREEMENTS CREATE SEPARATE CONTRACTUAL OBLIGATIONS. THE SEVERAL OBLIGATIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF LARGE, COMPLEX REAL ESTATE TRANSACTIONS. SOME OF THESE TERMS AND CONDITIONS MAY NOT BE SATISFIED AND, AS A RESULT, SOME OF THESE TRANSACTIONS MAY BE DELAYED, MAY NOT OCCUR OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Travel Centers of America LLC

Pro Forma Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	June 30, 2015 (as reported)	Transaction adjustments	Note	June 30, 2015 pro forma
Assets
Current assets:
Cash and cash equivalents	$370,883	$51,506	2(a)	$422,389
Accounts receivable (less allowance for doubtful accounts of $1,145 as of June 30, 2015)	126,666	—		126,666
Inventories	180,255	—		180,255
Other current assets	66,083	—		66,083
Total current assets	743,887	51,506		795,393

Property and equipment, net	732,938	(30,560)	2(b)	702,378
Goodwill and intangible assets, net	57,205	—		57,205
Other noncurrent assets	43,376	—		43,376
Total assets	$1,577,406	$20,946		$1,598,352

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$165,706	$—		$165,706
Current HPT Lease liabilities	35,185	1,488	2(c)	36,673
Other current liabilities	147,812	—		147,812
Total current liabilities	348,703	1,488		350,191

Long term debt	230,000	—		230,000
Noncurrent HPT Lease liabilities	374,108	19,503	2(c)	393,611
Other noncurrent liabilities	83,837	(45)	2(d)	83,792
Total liabilities	1,036,648	20,946		1,057,594

Total shareholders’ equity	540,758	—		540,758
Total liabilities and shareholders’ equity	$1,577,406	$20,946		$1,598,352

Travel Centers of America LLC

Pro Forma Condensed Consolidated Statements of Income (Unaudited)

Six Months Ended June 30, 2015

(in thousands, except per share data)

	As reported	Transaction adjustments	Note	Pro forma
Revenues:
Fuel	$2,128,253	$—		2,128,253
Nonfuel	856,140	—		856,140
Rent and royalties from franchisees	6,191	—		6,191
Total revenues	2,990,584	—		2,990,584

Cost of goods sold (excluding depreciation):
Fuel	1,919,579	—		1,919,579
Nonfuel	386,712	—		386,712
Total cost of goods sold	2,306,291	—		2,306,291

Operating expenses:
Site level operating	427,918	—		427,918
Selling, general and administrative	57,678	—		57,678
Real estate rent	108,912	9,013	2(e)	117,925
Depreciation and amortization	35,641	(3,872)	2(f)	31,769
Total operating expenses	630,149	5,141		635,290

Income from operations	54,144	(5,141)		49,003

Acquisition costs	1,541	—		1,541
Interest expense, net	11,419	(1,846)	2(e)	9,573
Loss on extinguishment of debt	10,502	(10,502)	2(h)	—
Income before income taxes and income from equity investees	30,682	7,207		37,889
Provision for income taxes	13,001	2,804	2(g)	15,805
Income from equity investees	1,820	—		1,820
Net income	$19,501	$4,403		$23,904

Net income per common share:
Basic and diluted	$0.51	$0.12		$0.63

Travel Centers of America LLC

Pro Forma Condensed Consolidated Statements of Income (Unaudited)

Year Ended December 31, 2014

(in thousands, except per share data)

	As reported	Transaction adjustments	Note	Pro forma
Revenues:
Fuel	$6,149,449	$—		$6,149,449
Nonfuel	1,616,802	—		1,616,802
Rent and royalties from franchisees	12,382	—		12,382
Total revenues	7,778,633	—		7,778,633

Cost of goods sold (excluding depreciation):
Fuel	5,720,949	—		5,720,949
Nonfuel	738,871	—		738,871
Total cost of goods sold	6,459,820	—		6,459,820

Operating expenses:
Site level operating	815,611	—		815,611
Selling, general and administrative	106,823	—		106,823
Real estate rent	217,155	21,495	2(e)	238,650
Depreciation and amortization	65,584	(9,382)	2(f)	56,202
Total operating expenses	1,205,173	12,113		1,217,286

Income from operations	113,640	(12,113)		101,527

Acquisition costs	1,160	—		1,160
Interest expense, net	16,712	(4,499)	2(e)	12,213
Loss on extinguishment of debt	—	—		—
Income before income taxes and income from equity investees	95,768	(7,614)		88,154
Provision for income taxes	38,023	(2,962)	2(g)	35,061
Income from equity investees	3,224	—		3,224
Net income	$60,969	$(4,652)		$56,317

Net income per common share:
Basic and diluted	$1.62	$(0.13)		$1.49

TravelCenters of America LLC

Notes to Condensed Consolidated Pro Forma Financial Statements (Unaudited)

(In thousands except for per share data, unless indicated otherwise)

Note 1.         Basis of Presentation

The condensed consolidated pro forma financial statements were derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles, and should be read in conjunction with our Annual and Quarterly Reports. The pro forma financial statements are presented for informational purposes only and are not necessarily indicative of what our results of operations actually would have been had the transaction been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project our future operating results. The accompanying pro forma financial statements do not reflect adjustments related to the expected sale and lease back of the five properties we expect to sell to HPT after we have completed the construction of travel centers at those properties.

Note 2. Pro Forma Transaction Adjustments

The condensed consolidated pro forma financial statements were prepared based on our historical consolidated financial statements and include adjustments for our purchase of assets and our sale and lease back of assets on June 9, 2015, June 16, 2015, and June 23, 2015, as well as the additional sale and lease back of assets expected to occur prior to December 31, 2015.

The historical consolidated financial information of TA has been adjusted in the pro forma financial statements to give effect to events that are (1) directly attributable to the transactions, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations. The pro forma statements of income do not reflect the one time transaction related expense adjustment described in note (h) below.

Pro Forma Balance Sheet Adjustments

(a)               Cash

Adjustments to cash totaling $51,506 are comprised of proceeds from the sale to HPT of two travel centers and certain assets at one leased property. The pro forma statements of income do not assume investment income related to the net increase in cash from the transactions.

(b)               Property and equipment, net

Adjustments to property and equipment, net totaling $30,560 are to reflect the sale of two travel centers and certain assets at one other travel center to HPT.

(c)                Deferred gain

In conjunction with the sale of two travel centers and certain assets at one other travel center, we will recognize an aggregate deferred gain of $20,991, which is to be amortized as a credit to rent expense over the term of the respective leases on a straight line basis.

The deferred gain is comprised as follows:

Deferred gain resulting from sale of two travel centers and certain assets at one other travel center	$20,991
Less: current portion of deferred gain	(1,488)
Long term deferred gain	$19,503

(d)               Asset retirement obligation

The adjustment to other noncurrent liabilities relates to the removal of asset retirement obligations related to assets sold to HPT totaling $45.

Pro Forma Statements of Income Adjustments

(e)                Real estate rent

The increase in our base rent payable to HPT as a result of the sale and lease back and purchase transactions described above is calculated as follows:

Proceeds from the sales of 14 travel centers and certain assets at 11 properties	$279,382
Less: Purchase price of five travel centers	(45,042)
Net proceeds from transaction	234,340
Rent increase rate	8.6%
Net increase in base rent	$20,153

Adjustments to real estate rent expense consisted of the following:

	Six months ended June 30, 2015(1)	Year ended December 31, 2014
Increase in base rent due to sale and lease back and purchase transactions	$8,397	$20,153
Add: HPT rent previously classified as interest expense	1,846	4,499
Add: HPT rent previously charged against the sale leaseback financing obligation	704	1,749
Pro forma increase in real estate rent	10,947	26,401
Less: Amortization of deferred gain	(3,885)	(9,020)
Add: Amortization of other existing deferred rent credits over longer amended lease terms	1,951	4,114
Net adjustment to real estate rent expense	$9,013	$21,495

(1) On June 9, 2015, June 16, 2015, and June 23, 2015, we completed certain of the transactions contemplated by the Transaction Agreement, as described above. Our historical results for the six months ended June 30, 2015, include the effects of those completed transactions from those respective dates.

(f)                 Depreciation and amortization

Adjustments to depreciation and amortization expense in the pro forma statements of income consisted of the following:

	Six months ended June 30, 2015	Year ended December 31, 2014
Adjustment to remove depreciation expense related to the assets sold to HPT	$(3,559)	$(8,672)
Adjustment to remove depreciation expense related to properties that now qualify for sale leaseback accounting	(313)	(710)
	$(3,872)	$(9,382)

(g)                Provision for income taxes

The pro forma transaction adjustments have been tax affected at a blended statutory federal and state income tax rate of 38.9%.

(h)               Loss on extinguishment of debt

The purchase of five properties on June 9, 2015, that we formerly leased from HPT and subleased to franchisees, resulted in a loss on extinguishment of debt of $10,502 because the lease of these properties had been accounted for as a financing and the purchase prices paid for the properties exceeded the unamortized balance of the sale leaseback financing obligation. This loss on extinguishment of debt is eliminated and not reflected in the pro forma statements of income because it is non-recurring.